Exhibit 99.1

OSS Reports Second Quarter 2018 Results; Increases 2018 Guidance and

Announces Acquisition of Concept Development

Escondido, CA – August 8, 2018 – OSS (NASDAQ: OSS), a leader in high-performance computing, reports results for the quarter ended June 30, 2018, provides guidance for Q3 and Q4 of 2018, and plans to acquire Irvine, California-based Concept Development, Inc. (CDI).

Financial & Operational Summary

●	Second quarter revenue of $5.9 million vs. year-ago quarter of $7.5 million, with decline due to lower sales to an OEM media and entertainment customer and a military program scheduling delay.

●	Outlook for revenue growth of 68% to 82% in the second half of 2018 vs. second half 2017. Growth drivers include:

o	Military flash-array program ramp-up: Received $3 million purchase order in Q2 for military flash data storage units. Shipments planned for Q3 2018.

o	New design opportunities: Issued more proposals with values in excess of $1.0 million than in any time in company history.

o	Recent design wins: Won significant design-ins for new customized servers and new flash array with Ion software.

o	Customized server shipments increase: OEM media and entertainment customer has increased forecast for Q3 and Q4 shipments to record levels.

o	New CDI acquisition

Concept Development Acquisition

OSS is finalizing a definitive agreement to acquire CDI, with closing expected by end of August.

Strategic benefits:

●	Access to in-flight entertainment market and customers

●	Technical expertise in design and manufacturing airborne equipment

●	Significant OEM design-ins and new opportunities

●	Enhances OSS technical capabilities

Financial elements:

●	Proposed consideration: $4.9 million in stock and $1.0 million in cash

●	Adds $4 million to $6 million in projected annual revenue

●	Profitable, with 38%-42% gross margin

Other Recent Events

●	Executed lease extension for headquarters with additional space. Consolidates San Diego facilities to achieve higher efficiencies and lower costs.

Q2 2018 Financial Results

Revenue in the second quarter of 2018 was $5.9 million, as compared to the year-ago record quarter of $7.5 million. The decrease was primarily due to lower sales to an OEM media and entertainment customer versus the year-ago quarter, and delay in the shipment of flash storage arrays that was anticipated in the second quarter of 2018 valued at approximately $1 million.

Gross margin decreased to 27.8% of revenue, as compared to 35.6% in the year-ago quarter. The decrease in gross margin was primarily due to an increase in applied labor and overhead for OSS of $278,000 which reduced overall margins by 4.9 percentage points. SkyScale contributed negative gross margin of $148,000 or 2.8 percentage points due to underutilization.

Operating expenses increased by $335,000 to $2.8 million or 47% of revenue as compared to $2.4 million or 32% of revenue in second quarter of 2017, primarily due to increased costs associated with the addition of the Ion Software development team and costs associated with being a public company.

Net loss attributable to common stockholders on a GAAP basis was $1.5 million or $(0.12) per basic and diluted share, as compared to net income attributable to common stockholders on a GAAP basis of $257,000 or $0.03 per diluted share in in the second quarter of 2017.

On a non-GAAP basis, net loss attributable to common stockholders was $724,000 or $(0.06) per basic and diluted share, as compared to net income attributable to common stockholders of $457,000 or $0.05 per diluted share in the second quarter of 2017 (see definition of non-GAAP EPS and reconciliation to GAAP, below).

Adjusted EBITDA was negative $576,000, as compared to positive $609,000 in the same year-ago quarter (see definition of adjusted EBITDA, a non-GAAP term, and reconciliation to GAAP, below).

Cash and cash equivalents totaled $9.3 million at June 30, 2018 as compared to $186,000 at December 31, 2017. The increase is due to the proceeds from the company’s IPO on February 1. All outstanding notes, the balance of the company’s bank line of credit, and a significant portion of accounts payable were paid off from the proceeds, resulting in the company operating debt-free.

Management Commentary

“Our Q2 results were disappointing due to our military design-in ramp-up being rescheduled to Q3 and lower than expected revenues from our media and entertainment OEM,” said Steve Cooper, OSS president and CEO. “We are now on the cusp of a major growth phase with record revenues and profitability forecast for Q3 and Q4. The upcoming addition of CDI further enhances our short- and long-term outlook.”

2018 Guidance Update

Inclusive of CDI, revenue outlook is $10.0 million to $10.8 million in the third quarter and $13 million to $14.2 million in the fourth quarter. This represents revenue growth of 68% to 82% in the second half of 2018 versus the second half 2017. For the full year of 2018, revenue is anticipated to be between $36 million and $38 million.

The ramp-up of military flash array sales and the planned inclusion of CDI are anticipated to increase gross margins in the third and fourth quarter. These two periods are also expected to be highly profitable, with the full year 2018 coming in neutral to slightly profitable.

Quarterly revenue may fluctuate plus or minus 15% from the company’s plan in any given quarter due to variations in delivery.

Conference Call

OSS management will hold a conference call to discuss these results later today, followed by a question and answer period.

Date: Wednesday, August 8, 2018

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Toll-free dial-in number: 1-888-254-3590

International dial-in number: 1-323-994-2093

Conference ID: 1390732

The conference call will be webcast live and available for replay here as well as via a link in the Investors section of the company’s website at ir.onestopsystems.com. OSS regularly uses its website to disclose material and non-material information to investors, customers, employees and others interested in the company.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact CMA at 1-949-432-7566.

A replay of the call will be available after 8:00 p.m. Eastern Time on the same day through August 22, 2018.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 1390732

About One Stop Systems

One Stop Systems, Inc. (OSS) designs and manufactures high performance compute accelerators, flash storage arrays and customized servers for deep learning, AI, defense, finance and entertainment applications. OSS utilizes the power of PCI Express, the latest GPU accelerators and NVMe flash cards to build award-winning systems, including many industry firsts, for OEMs and government customers. The company’s innovative hardware and Ion Accelerator Software offers exceptional performance and unparalleled scalability. OSS products are available directly, through global distributors, or via its SkyScale cloud services. For more information, go to www.onestopsystems.com.

About the Use of Non-GAAP Financial Measures

OSS management believes that the use of non-GAAP earnings per share (“non-GAAP EPS”) is helpful to assess the company’s financial performance. Non-GAAP EPS is defined as net (loss) income attributable to common stockholders with an adjustment for amortization of intangible assets, stock-based compensation, and non-cash tax provision divided by the number of weighted average shares outstanding on a basic and diluted basis.

OSS management believes the use of adjusted EBITDA is also helpful to assessing the company’s financial performance. The company defines adjusted EBITDA as income before depreciation and amortization, amortization of deferred gain and debt discount, stock-based compensation expense, interest expense, and the provision for income taxes.

Non-GAAP EPS and adjusted EBITDA are not measurements of financial performance under generally accepted accounting principles in the United States or GAAP. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash operating expenses, management believes that providing a non-GAAP financial measure that excludes non-cash and non-recurring expenses allows for meaningful comparisons between the company’s core business operating results and those of other companies, as well as providing an important tool for financial and operational decision making and for evaluating the company’s own core business operating results over different periods of time.

The company’s non-GAAP EPS and adjusted EBITDA measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, or unusual items. The company’s non-GAAP EPS and adjusted EBITDA are not measurements of financial performance under GAAP and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. The company does not consider non-GAAP EPS or adjusted EBITDA to be substitutes for, or superior to, the information provided by GAAP financial results.

The table below provides a reconciliation of net (loss) income attributable to common shareholders to non-GAAP EPS for the three and six month periods ended June 30, 2018 and 2017:

	For The Three Month Periods ended June 30,		For The Six Month Periods ended June 30,
	2018	2017	2018	2017
Net (loss) income attributable to common stockholders	$(1,502,822)	$257,310	$(2,297,240)	$336,457
Amortization of intangibles	98,661	98,661	197,321	197,321
Stock-based compensation expense	124,816	36,004	160,133	60,630
Non-cash tax provision **	555,629	64,967	772,752	109,599

Non GAAP (loss) income attributable to common stockholders	$(723,716)	$456,942	$(1,167,034)	$704,007

Non-GAAP (loss) income attributable to common stockholders:

Basic	$(0.06)	$0.08	$(0.10)	$0.13

Diluted	$(0.06)	$0.05	$(0.10)	$0.07

Weighted average common shares outstanding:

Basic	12,773,419	5,414,637	11,464,246	5,394,777

Diluted	12,773,419	9,662,511	11,464,246	9,642,652

**	The company is projecting a tax benefit for the year and therefore is adding back the non-cash tax provision as calculated under GAAP accounting.

The table below provides a reconciliation of net (loss) income attributable to common shareholders to adjusted EBITDA for the three and six months periods ended June 30, 2018 and 2017:

	For The Three Month Period		For The Six Month Period
	ended June 30,		ended June 30,
	2018	2017	2018	2017
Net income (loss) attributable to common stockholders	$(1,502,822)	$257,310	$(2,297,240)	$336,457
Depreciation and amortization	274,736	202,569	528,494	381,613
Amortization of debt discount	-	5,959	24,830	11,918
Amortization of deferred gain	(28,837)	-	(57,675)	-
Stock-based compensation expense	124,816	36,004	160,133	60,630
Interest, net	-	42,511	55,661	92,512
Provision for income taxes	555,629	64,967	772,752	109,599

Adjusted EBITDA attributable to common stockholders	$(576,478)	$609,320	$(813,045)	$992,729

Cautionary Note Regarding Forward-Looking Statements

One Stop Systems cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. Such forward-looking statements include those regarding the company’s 2018 financial outlook and expectations for 2018 revenue growth generated by new products, design wins or M&A activity. The inclusion of such forward-looking statements and others should not be regarded as a representation by OSS that any of its plans will be achieved.

Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation, that the market for our products is developing and may not develop as we expect; our operating results may fluctuate significantly, which would make our future operating results difficult to predict and could cause our operating results to fall below expectations or our guidance; our products are subject to competition, including competition from the customers to whom we sell, and competitive pressures from new and existing companies may harm our business, sales, growth rates, and market share; our future success depends on our ability to develop and successfully introduce new and enhanced products that meet the needs of our customers; the likelihood of design proposals becoming design wins is uncertain and revenue may never be realized; our products fulfill specialized needs and functions within the technology industry and such needs or functions may become unnecessary or the characteristics of such needs and functions may shift in such a way as to cause our products to no longer fulfill such needs or functions; new entrants into the our market may harm our competitive position; we rely on a limited number of suppliers to support our manufacturing and design process; if we cannot protect our proprietary design rights and intellectual property rights, our competitive position could be harmed or we could incur significant expenses to enforce our rights; our international sales and operations subject us to additional risks that can adversely affect our operating results and financial condition; if we fail to remedy material weaknesses in our internal controls over financial reporting, we may not be able to accurately report our financial results; and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our Annual Report on Form 10-K and any subsequent filings with the SEC.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release, and we undertake no obligation to revise or update this information to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

ONE STOP SYSTEMS, INC. (OSS)

CONDENSED CONSOLIDATED BALANCE SHEETS

	Unaudited
	June 30,	December 31,
	2018	2017
ASSETS
Current assets
Cash and cash equivalents	$9,267,320	$185,717
Accounts receivable, net	4,510,711	5,192,730
Inventories, net	3,356,075	3,696,330
Prepaid expenses and other current assets	403,839	978,428

Total current assets	17,537,945	10,053,205
Property and equipment, net	1,756,218	1,581,814
Deposits and other	31,215	31,215
Deferred tax assets, net	530,221	1,318,447
Goodwill	3,324,128	3,324,128
Intangible assets, net	411,085	608,405

	$23,590,812	$16,917,214

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,272,803	$3,904,613
Accrued expenses and other liabilities	1,478,791	1,933,977
Borrowings on bank line of credit	-	3,334,508
Current portion of related-party notes payable, net of debt discount of $0 and $13,905, respectively	-	136,303
Current portion of note payable, net of debt discount of $0 and $9,932, respectively	-	640,079

Total current liabilities	2,751,594	9,949,480
Related-party notes payable, net of current portion and debt discount of $0 and $579, respectively	-	12,696
Note payable, net of current portion and debt discount of $0 and $414, respectively	-	335,267

Total liabilities	2,751,594	10,297,443

Commitments and contingencies
Stockholders’ equity
Series C preferred stock, no par value, convertible; 2,000,000 shares authorized; 0 and 1,087,006 issued and outstanding respectively; liquidation preference of $1,630,508 in 2017	-	1,604,101
Series B preferred stock, no par value, convertible; 1,500,000 shares authorized; 0 and 1,450,000 issued and outstanding respectively; liquidation preference of $725,000 in 2017	-	697,996
Series A preferred stock, no par value, convertible; 500,000 shares authorized; 0 and 500,000 issued and outstanding respectively; liquidation preference of $125,000 in 2017	-	114,430
Common stock, $0.0001 par value; 50,000,000 shares authorized; 12,779,210 and 5,514,917 shares, issued and outstanding, respectively	1,278	551
Additional paid-in capital	22,646,496	3,484,428
Noncontrolling interest	207,261	436,842
Retained (deficit) earnings	(2,015,817)	281,423

Total stockholders’ equity	20,839,218	6,619,771

	$23,590,812	$16,917,214

ONE STOP SYSTEMS, INC. (OSS)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For The Three Month Periods ended June 30,		For The Six Month Periods ended June 30,
	2018	2017	2018	2017
Net revenue	$5,892,666	$7,488,424	$13,012,378	$13,824,762
Cost of revenue	4,252,484	4,820,961	9,159,330	9,100,230

Gross margin	1,640,182	2,667,463	3,853,048	4,724,532

Operating expenses:
General and administrative	1,097,552	966,799	2,170,600	1,655,529
Marketing and selling	702,474	851,778	1,571,489	1,458,816
Research and development	958,775	605,529	1,931,406	1,192,983

Total operating expenses	2,758,801	2,424,106	5,673,495	4,307,328

(Loss) income from operations	(1,118,619)	243,357	(1,820,447)	417,204

Other income (expense):
Interest expense	-	(42,511)	(55,661)	(92,512)
Other, net	54,430	(1,095)	122,039	(1,162)

Total other income (expense), net	54,430	(43,606)	66,378	(93,674)

(Loss) income before provision for income taxes	(1,064,189)	199,751	(1,754,069)	323,530
Provision for income taxes	555,629	64,967	772,752	109,599

Net (loss) income	$(1,619,818)	$134,784	$(2,526,821)	$213,931

Net loss attributable to noncontrolling interest	$(116,996)	$(122,526)	$(229,581)	$(122,526)

Net (loss) income attributable to common stockholders	$(1,502,822)	$257,310	$(2,297,240)	$336,457

Net (loss) income per share attributable to common stockholders:
Basic	$(0.12)	$0.05	$(0.20)	$0.06

Diluted	$(0.12)	$0.03	$(0.20)	$0.03

Weighted average common shares outstanding:
Basic	12,773,419	5,414,637	11,464,246	5,394,777

Diluted	12,773,419	9,662,511	11,464,246	9,642,652

Media Contact:

Katie Rivera

One Stop Systems, Inc.

Tel (760) 745-9883

Email contact

Investor Relations:

Ronald Both or Grant Stude

CMA Investor Relations

Tel (949) 432-7566

Email contact